Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 33-93006 and 333-127040 on Form S-3 and Registration Statement Nos. 33-60549, 33-68646, 33-68648, 33-96950, 333-40973, 333-40981, 333-75803, 333-84705, 333-46572, 333-46576, 333-81438, 333-113736, 333-125183 and 333-139597 on Form S-8 of ValueVision Media, Inc. of our reports, dated (1) September 28, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the termination of several agreements due to the acquisition by one member of the other members’ ownership interests) and (2) October 30, 2006, (April 11, 2007 as to Note 10) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to a change in the fiscal year end and a change in ownership interests); relating to the financial statements of Ralph Lauren Media, LLC, appearing in this Annual Report on Form 10-K of ValueVision Media, Inc. for the year ended February 2, 2008.

/s/ DELOITTE & TOUCHE LLP
New York, New York
April 28, 2008